Exhibit 10.2

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.
EXECUTION VERSION
AMENDMENT NUMBER FIVE
to the
MASTER REPURCHASE AGREEMENT
Dated as of October 17, 2019,
among
ROCKET MORTGAGE, LLC (f/k/a QUICKEN LOANS, LLC),
MORGAN STANLEY BANK. N.A.
and
MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC

This AMENDMENT NUMBER FIVE (this “Amendment Number Five”) is made this 16th day of September, 2021, among ROCKET MORTGAGE, LLC (f/k/a QUICKEN LOANS, LLC), a Michigan limited liability company, as seller (“Seller”), MORGAN STANLEY BANK, N.A., a national banking association, as buyer (“Buyer”), and MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC, a New York limited liability company, as agent for Buyer (“Agent”), to the Master Repurchase Agreement, dated as of October 17, 2019, among Seller, Buyer and Agent, as such agreement may be further amended from time to time (the “Agreement”).
RECITALS
WHEREAS, Seller, Buyer and Agent have agreed to amend the Agreement, as more specifically set forth herein; and
WHEREAS, as of the date hereof, Seller represents to Buyer and Agent that Seller is in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:
Section 1.Amendments. Effective as of September 16, 2021 (the “Amendment Effective Date”),
(a)Section 2(a) of the Agreement is hereby amended by adding the following new definitions of “Exit Fee” immediately following the definition of “Excess Margin Notice:”
“Exit Fee” shall have the meaning assigned to such term in the Pricing Side Letter.
(b)Section 2(a) of the Agreement is hereby amended by amending the definition of LIBO Rate to read in its entirety as follows:

“LIBO Rate” shall mean with respect to each day in any period as to which interest payable hereunder is calculated:
(i)    the rate of interest per annum determined for such day, which is equal to the greater of (a) [***] and (b) the offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) as reported on the display designated as “BBAM” “Page DG8 4a” on Bloomberg (or such other display as may replace “BBAM” “Page DG8 4a” on Bloomberg) (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as selected by Buyer (or Agent on behalf of Buyer) in good faith from time to time for purposes of providing quotations of interest rates applicable to U.S. dollar deposits in the London interbank market) for deposits in Dollars with a term equivalent to such period, determined as of approximately 11:00 a.m. (London time); or
(ii)    if the rate referenced in the preceding subsection (i) is not available for such day, the greater of (a) [***] and (b) the rate per annum determined by Buyer (or Agent on behalf of Buyer) in good faith as the rate of interest at which deposits in Dollars for delivery on such day in same day funds in the approximate amount (x) with respect to the Committed Amount, of the Committed Amount, and (y) with respect to the Uncommitted Amount, of all outstanding Transactions in excess of the Committed Amount being entered into or continued by Buyer and with a term and amount comparable to such period and principal amount as would be offered by Buyer’s London Branch to major banks in the London interbank Dollar market at their request at approximately 11:00 a.m. (London time).
(c)Section 2(a) of the Agreement is hereby amended by amending the definition of Pricing Rate to read in its entirety as follows:
“Pricing Rate” shall as of any date of determination be equal to the sum of (a) the greater of (i) the Adjusted Index as of such date of determination, or (ii) [***] plus (b) the Applicable Margin; provided, that Pricing Rate shall be the applicable Post-Default Rate for any Transaction and on any other amount payable by Seller hereunder that shall not be paid in full when due (whether at stated maturity, by acceleration or by mandatory prepayment or otherwise) for the period from and including the due date thereof to but excluding the date the same is paid in full, provided further, that in no event shall such rate exceed the maximum rate permitted by law. The Pricing Rate is calculated on the basis of a 360 day year and the actual number of days elapsed between the Purchase Date and the Repurchase Date.

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(d)Section 2(a) of the Agreement is hereby amended by amending the definition of Repurchase Price to read in its entirety as follows:
“Repurchase Price” shall mean the price at which Purchased Loans are to be transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of (a) the outstanding Purchase Price for such Purchased Loans, plus (b) the amount of unpaid Price Differential that has accrued with respect to such Purchased Loans, plus (c) the related Exit Fee.
Section 2.Defined Terms. Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Agreement.
Section 3.Effectiveness. This Amendment Number Five shall become effective as of the date that the Agent shall have received:
(a)counterparts hereof duly executed by each of the parties hereto, and
(b)counterparts of that certain Amendment Number Four to the Pricing Side Letter, dated as of the date hereof, duly executed by each of the parties thereto.
Section 4.Fees and Expenses. Seller agrees to pay to Buyer and Agent all reasonable, documented out of pocket costs and expenses incurred by Buyer or Agent in connection with this Amendment Number Five (including all reasonable fees and out of pocket costs and expenses of Buyer’s or Agent’s legal counsel) in accordance with Section 25 of the Agreement.
Section 5.Representations. Seller hereby represents to Buyer and Agent that as of the date hereof, Seller is in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.
Section 6.Binding Effect; Governing Law. THIS AMENDMENT NUMBER FIVE SHALL BE BINDING AND INURE TO THE BENEFIT OF THE PARTIES HERETO AND THEIR RESPECTIVE SUCCESSORS AND PERMITTED ASSIGNS. THIS AMENDMENT NUMBER FIVE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL GOVERN).
Section 7.Counterparts. This Amendment Number Five may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. The parties intend that faxed signatures, electronically imaged signatures such as .pdf files and electronic signatures shall constitute original signatures and are binding on all parties.

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Section 8.Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment Number Five need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.
[Signature Page Follows]

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IN WITNESS WHEREOF, Seller, Buyer and Agent have caused this Amendment Number Five to be executed and delivered by their duly authorized officers as of the Amendment Effective Date.
ROCKET MORTGAGE, LLC (f/k/a QUICKEN LOANS, LLC.)
(Seller)

By: /s/ Robert P Wilson
Name: Rob Wilson
Title: Treasurer

MORGAN STANLEY BANK, N.A.
(Buyer)

By: /s/ Darius Houseal
Name: Darius Houseal
Title: Authorized Signatory

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC
(Agent)

By: /s/ Michael Calandra
Name: Michael Calandra
Title: Authorized Signatory

Amendment Number Five to Master Repurchase Agreement